EXHIBIT 32.1
     The following statement is being made to the Securities and Exchange Commission solely for purposes of Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350), which carries with it certain criminal penalties in the event of a knowing or willful misrepresentation.
Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549
Re: Coleman Cable, Inc.
Ladies and Gentlemen:
     In accordance with the requirements of Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350), each of the undersigned hereby certifies that:
     (i) this Quarterly Report on Form 10-Q, for the period ended June 30, 2008, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and
     (ii) the information contained in this report fairly presents, in all material respects, the financial condition and results of operations of Coleman Cable, Inc.
Dated as of this 7th day of August 2008.

/s/ G. Gary Yetman	/s/ Richard N. Burger

G. Gary Yetman	Richard N. Burger
Chief Executive Officer and President	Chief Financial Officer, Executive
Vice President,
Secretary and Treasurer